                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                  ------------

                                            STATE OR JURISDICTION    NAME UNDER WHICH
                                             OF INCORPORATION          DOES BUSINESS
OPERATING SUBSIDIARIES                       OR ORGANIZATION           (IF DIFFERENT)
----------------------                      ---------------------    ----------------

NBC Attire Inc.                               Massachusetts
Newton Buying Corp.                           Delaware
NBC Distributors Inc.                         Massachusetts
NBC Merchants, Inc.                           Indiana
NBC Charlotte Merchants, Inc.                 North Carolina
NBC Nevada Merchants, Inc.                    Nevada
NBC Philadelphia Merchants, Inc.              Pennsylvania
Marmaxx Operating Corp.                       Delaware                T.J. Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.             Georgia
Marshalls Bridgewater Merchants, Inc.         Virginia
Marshalls Woburn Merchants, Inc.              Massachusetts
Marshalls of MA, Inc.                         Massachusetts
New York Department Stores                    Puerto Rico             Marshalls
    de Puerto Rico, Inc.
Marshalls of Richfield, MN, Inc.              Minnesota
Marshalls of Northridge-Devonshire, CA, Inc.  California
Marshalls of Glen Burnie, MD, Inc.            Maryland
Marshalls of Beacon, VA, Inc.                 Virginia
Marshalls of Laredo, TX, Inc.                 Texas
Marshalls of Calumet City, IL, Inc.           Illinois
Marshalls of Chicago-Clark, IL, Inc.          Illinois
Marshalls of Streamwood, IL, Inc.             Illinois
Marshalls of Chicago-Brickyard, IL, Inc.      Illinois
Marshalls of Matteson, IL, Inc.               Illinois
Marshalls of Elizabeth, NJ, Inc.              New Jersey
Marshalls of Nevada, Inc.                     Nevada
Newton Buying Company of CA, Inc.             Delaware                Marshalls
Strathmex Corp.                               Delaware
HomeGoods, Inc.                               Delaware
H.G. Merchants, Inc.                          Massachusetts
H.G. Indiana Distributors, Inc.               Indiana
HomeGoods of Puerto Rico, Inc.                Puerto Rico
Winners Merchants Inc.                        Ontario, Canada
NBC Apparel, Inc.                             Delaware
NBC Apparel                                   United Kingdom          T.K. Maxx
NBC Apparel Group                             United Kingdom
T.K. Maxx                                     United Kingdom
NBC Apparel Management Limited                United Kingdom
TJX Netherlands B.V.                          Netherlands             T.K. Max
T.K. Maxx Ireland                             Ireland
Concord Buying Group, Inc.                    New Hampshire           A.J. Wright
AJW Merchants Inc.                            Massachusetts           A.J. Wright
NBC Manager, LLC                              Delaware
NBC Trust                                     Massachusetts
NBC Operating, LLC                            Delaware


                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                  ------------
                                    CONTINUED

                                      STATE OR JURISDICTION    NAME UNDER WHICH
                                       OF INCORPORATION          DOES BUSINESS
OPERATING SUBSIDIARIES                 OR ORGANIZATION           (IF DIFFERENT)
----------------------                ---------------------    ----------------

T.J. Maxx of CA, LLC                    Delaware
T.J. Maxx of IL, LLC                    Delaware
Marshalls of CA, LLC                    Delaware
Marshalls of IL, LLC                    Delaware
NYDS, LLC                               Delaware

LEASING SUBSIDIARIES
--------------------

Cochituate Realty, Inc.                 Massachusetts
NBC First Realty Corp.                  Indiana
NBC Second Realty Corp.                 Massachusetts
NBC Fourth Realty Corp.                 Nevada
NBC Fifth Realty Corp.                  Illinois
NBC Sixth Realty Corp.                  North Carolina
AJW Realty of Fall River, Inc.          Massachusetts
H.G. Freetown Realty Corp.              Massachusetts
H.G. Conn. Realty Corp.                 Delaware